UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2020

Fulcrum Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38978	47-4839948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Fulcrum Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 11, 2020. The following is a summary of the matters voted on at that meeting.

1.

The Company’s stockholders elected Alan Ezekowitz and Mark Levin as Class I directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders. The results of the stockholders’ vote with respect to the election of such Class I directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Alan Ezekowitz	15,190,149	1,554,679	2,061,022
Mark Levin	15,180,096	1,564,732	2,061,022

2.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
18,805,600	205	45	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: June 11, 2020	By:	/s/ Robert J. Gould
Name: Robert J. Gould Title: President and Chief Executive Officer